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                                                                    EXHIBIT 23.2


                               CROWN VANTAGE INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Crown Vantage Inc. on Forms S-8 (File No. 33-96788, File No. 33-96854, File No. 33-96856, File No. 333-09361 and File No. 333-4420) of our report dated February 23, 1996 on our audits of the consolidated financial statements of Crown Vantage Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 and the related financial statement schedule as of December 31, 1995 and for the period since inception through December 31, 1995, which report is included as Exhibit 23.1 to this Form 10-K.

                                   COOPERS & LYBRAND L.L.P.

San Francisco, California
March 25, 1997




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